UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2023

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-6409-6966

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2023, HeartCore Enterprises, Inc. (the “Company”) entered into that certain Note Purchase Agreement by and between the Company and ZEROSPO. Pursuant to the terms of the Note Purchase Agreement, ZEROSPO agreed to issue and sell to the Company, and the Company agreed to purchase, a promissory note in the principal amount of $300,000 (the “Note”).

Pursuant to the terms of the Note, ZEROSPO agreed to pay to the Company $300,000 and to pay interest on the outstanding principal amount at the rate of 8% per annum. To the extent not earlier paid, the principal amount and all accrued interest will be due and payable on the Maturity Date (as hereinafter defined) or earlier in the event of an event of default as provided in the Note. The “Maturity Date” means the earlier of:

(i)	The date of the closing of capital-raising transactions consummated by ZEROSPO via the issuance of any debt securities or equity securities of ZEROSPO or any of its affiliates which results in gross proceeds to ZEROSPO or any of its affiliates of $300,000 or more;
(ii)	The date on which ZEROSPO completes a transaction pursuant to which its ordinary shares are listed for trading on The Nasdaq Capital Market, or any related exchange, including the NASDAQ Global Market, or on the New York Stock Exchange or any related securities exchange, including the NYSE American; and
(iii)	The date which is 180 days following May 2, 2023.

ZEROSPO may, at its sole option, prepay the Note and any accrued interest thereunder in whole or in part at any time. In the event that any amount due under the Note is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid.

The foregoing description of the Note Purchase Agreement and the Note is qualified in its entirety by reference to the Note Purchase Agreement and the Note, copies of which are filed as Exhibits 10.1 and 10.2 hereto and which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Note Purchase Agreement, dated as of May 2, 2023, by and between the registrant and ZEROSPO.
10.2	Promissory Note, dated as of May 2, 2023, issued by ZEROSPO in favor of the registrant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTCORE ENTERPRISES, INC.

Dated: May 8, 2023	By:	/s/ Sumitaka Yamamoto
	Name:	Sumitaka Yamamoto
	Title:	Chief Executive Officer